Exhibit 99.1

[THERMA-WAVE LOGO]
PRESS RELEASE

Therma-Wave, Inc. Announces Stock Repurchase Program

Fremont, California — August 1, 2002 — Therma-Wave, Inc., (Nasdaq: TWAV), a worldwide leader in the development, manufacture and sale of process control metrology systems used in the manufacture of semiconductors, today announced that its Board of Directors has approved the repurchase of up to 1 million shares of the Company’s common stock. The Company had approximately 29 million shares of common stock outstanding as of July 31, 2002.

Martin Schwartz, President and Chief Executive Officer of Therma-Wave said, “The adoption of this stock repurchase program reflects our dedication to the creation of stockholder value and our confidence in the fundamentals of our business model. As we persevere through today’s challenging economic conditions, we believe our stock is especially attractive at its current levels and view the stock repurchase program as an opportunity to better position Therma-Wave for the long-term. We remain focused on developing market leading metrology systems and will not compromise on our ability invest in Company’s future and grow our core business. With approximately $49 million in cash and short-term investments on the balance sheet as of the end of the first fiscal quarter of 2003, even with the implementation of the stock repurchase program, we feel confident that we have adequate operating capital on hand to fund our business model into the next upturn in semiconductor equipment purchasing.”

Under the program which is effective immediately, purchases are to be made on the open market, in privately negotiated transactions, through block trades or otherwise, from time to time depending on market and business conditions, over the next eighteen months. The Company will fund these purchases from its existing cash and repurchased stock will be accounted for as treasury stock to be used for various purposes, including, without limitation, satisfying stock option exercises and employee stock purchase plan requirements. The repurchase program may be suspended at any time and from time to time without prior notice.

About Therma-Wave, Inc.

Since 1982, Therma-Wave, Inc. has been revolutionizing process control metrology systems through innovative, proprietary products and technologies. The company is a worldwide leader in the development, manufacture, marketing and service of process control metrology systems used in the manufacture of semiconductors. Therma-Wave currently offers leading edge products to the semiconductor manufacturing industry for the measurement of transparent, semi-transparent, and opaque thin films for the monitoring of ion implantation and for the integration of metrology into semiconductor processing systems. For further information about Therma-Wave, Inc. access the Therma-Wave Web page at www.thermawave.com.

This press release contains forward-looking statements as that term is defined in the Private Securities Reform Act of 1995, which are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such statements relating to our intent to repurchase shares from time to time, the expected duration of the stock repurchase program, the source of funding and the intended use of any repurchased shares are also based on current expectations but subject to a number of factors that could cause actual events to differ materially from those suggested or indicated, including, among others, anticipated market prices and prices actually paid by the Company for its shares pursuant to the stock repurchase program, market conditions, the nature of other investment opportunities presented to the Company from time to time, determinations to use funds for other purposes and the Company’s cash flows from operations. Such statements relating to our cash and short-term investments and balance sheet trends and our business model outlook, are based on current expectations. All forward-looking statements are subject to risks, uncertainties, and changes in condition and other risks, some of which are detailed in documents filed with the Securities and Exchange Commission, including specifically Exhibit 99.1 to the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2002. The Company undertakes no obligation to update the information in this press release.